Exhibit 21




                         24HOLDINGS INC. - SUBSIDIARIES

1.  Active Subsidiaries
    -------------------

                  Wholly Owned Subsidiaries of 24Holdings Inc.:
                  ---------------------------------------------

                            24STORE (Europe) Limited*

                                24Mobile Limited*

             Wholly Owned Subsidiaries of 24STORE (Europe) Limited:
             ------------------------------------------------------

                              LapLand (UK) Limited*

                             Mobile Planet Limited*

                              Cyberia (UK) Limited*


2. Inactive Subsidiaries (all of which have either been dissolved or are in the process of being dissolved)
    --------------------------------------------------------------------------

             Wholly Owned Subsidiaries of 24STORE (Europe) Limited:
             ------------------------------------------------------

                                  24STORE AB**

                               24STORE Sweden AB**

                            InfiniCom Consulting AB**

                       InfiniCom Electronic Commerce AB**

                     Wholly Owned Subsidiary of 24STORE AB:
                     --------------------------------------

                                    24IT AB**



*Incorporated in the United Kingdom
**Incorporated in Sweden